UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2007

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 24, 2007, the Board of Directors (the “Board”) of YTB International, Inc. (“YTB” or the “Company”) approved an amendment and restatement of the Company’s By-Laws (the “Amended and Restated By-Laws”) in order to reflect changes that have been made to the Company’s corporate governance structure as a result of (i) the change in control of the Company that occurred in November 2006, (ii) the subsequent reclassification and stock split involving the Company’s old common stock and (iii) modernizing changes and certain other matters that had been approved by the Company’s stockholders at the Company’s 2007 Annual Meeting of Stockholders.

The Amended and Restated By-Laws delete many of the provisions that had been included in the Company’s By-Laws pursuant to the private stockholders’ agreement (the “Stockholders’ Agreement”) by and among Michael Y. Brent and Derek J. Brent (collectively, the “Brent Group”), on the one hand, and Great River Enterprises, LP#1, J. Scott Tomer and J. Kim Sorensen (collectively, the “Tomer Group”), on the other hand. Such deleted provisions, including the required composition of the Board and its committees and other provisions that were designed to strike a balance of control between the Brent Group and Tomer Group, had been rendered effectively inoperative as a result of an agreement between the Brent Group and the Tomer Group in November 2006 that had granted to the Tomer Group (a) a proxy with respect to all shares then held or thereafter acquired by the Brent Group and (b) the Brent Group’s Board nomination and removal rights under the Stockholders’ Agreement.

The Amended and Restated By-Laws also reflect certain other changes that have been effected as a result of the approval by YTB’s stockholders of various proposals at the Company’s 2007 Annual Meeting of Stockholders. Such changes include (i) the election of the Company’s directors in a classified fashion such that directors serve for staggered three year terms and (ii) provisions as to the voting of the Company’s new Class A Common Stock and Class B Common Stock together as one class.

Other changes to the Company’s By-Laws reflected in the Amended and Restated By-Laws merely represent modernizing updates that have been necessitated by developments since the adoption of the Company’s previous By-Laws in January 2005. Such revisions include the allowance for the issuance of non-certificated shares of stock, thereby allowing the Company to participate in a direct registration system operated by a securities depository, should the Company’s Class A Common Stock subsequently be listed on a securities exchange such as the American Stock Exchange.

The full text of the Amended and Restated By-Laws is annexed hereto as Exhibit 3.1 to this Report.

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Item 8.01 Other Events.

On September 24, 2007, the Board adopted a resolution to purchase approximately twenty (20) acres of property for the purpose of expanding its corporate facility at 1901 East Edwardsville Road, Wood River, Illinois. The unimproved property, which is located adjacent to the Company’s headquarters, was purchased from four (4) individuals and two (2) trustees in their representative capacity for the trusts respectively. The purchase price is equal to $80,000 per acre of land.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

No.	Description

3.1	Amended and Restated By-Laws of YTB International, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: September 27, 2007	By:	/s/ John Clagg
Name: John Clagg
Title: Chief Financial Officer and Treasurer

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EXHIBIT INDEX

No.	Description

3.1	Amended and Restated By-Laws of YTB International, Inc.

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